ACE Securities Corp. Home Equity Loan Trust Series 2006-SL4	FREE WRITING PROSPECTUS

The following is a free writing prospectus. The information in this free writing prospectus is preliminary and is subject to completion or change.

FREE WRITING PROSPECTUS
ACE Securities Corp.

$334,481,000 (Approximate)
Home Equity Loan Trust Series 2006-SL4

ACE Securities Corp. (Depositor) ACE Securities Corp. Home Equity Loan Trust, Series 2006-SL4 (Issuing Entity)

August 9, 2006

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

The analysis in this report is based on information provided by ACE Securities Corp. (the “Depositor”). Investors are urged to read the base prospectus and the prospectus supplement and other relevant documents filed or to be filed with the Securities and Exchange Commission because they contain important information. Such documents may be obtained without charge at the Securities and Exchange Commission’s website. Once available, the base prospectus and prospectus supplement may be obtained without charge by contacting Deutsche Bank Securities, Inc.’s (“DBSI”) trading desk at (212) 250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement (collectively, the “Prospectus”). The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted. You should consult your own counsel, accountant, and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared by DBSI in reliance upon information furnished by the Depositor. Numerous assumptions were used in preparing the Computational Materials that may or may not be reflected herein. As such, no assurance can be given as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. These Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment assumptions, and changes in such prepayment assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments on the underlying assets will occur at rates slower or faster than the rates shown in the attached Computational Materials. Furthermore, unless otherwise provided, the Computational Materials assume no losses on the underlying assets and no interest shortfalls. The specific characteristics of the securities may differ from those shown in the Computational Materials by a permitted variance of +/- 10% prior to issuance. Neither DBSI nor any of its affiliates makes any representation or warranty as to the actual rate or timing of payments on any of the underlying assets or the payments or yield on the securities.

An investor or potential investor in the certificates (and each employee, representative, or other agent of such person or entity) may disclose to any and all persons, without limitation, the tax treatment and tax structure of the transaction (as defined in United States Treasury Regulation Section 1.6011-4) and all related materials of any kind, including opinions or other tax analyses, that are provided to such person or entity. However, such person or entity may not disclose any other information relating to this transaction unless such information is related to such tax treatment and tax structure.

THIS INFORMATION IS FURNISHED TO YOU SOLELY BY DBSI AND NOT BY THE ISSUING ENTITY OF THE SECURITIES OR ANY OF ITS AFFILIATES. DBSI IS ACTING AS UNDERWRITER AND NOT ACTING AS AGENT FOR THE ISSUING ENTITY IN CONNECTION WITH THE PROPOSED TRANSACTION.

FREE WRITING PROSPECTUS DATED August 9, 2006

ACE Securities Corp.
Home Equity Loan Trust, Series 2006-SL4
$334,481,000 (Approximate)
Subject to a permitted variance of +/- 10%.

Structure Overview
To 10% Optional Termination
Class	Approximate Size ($)	Type	WAL (yrs)	Principal Payment Window (months)	Pmt Delay (days)	Interest Accrual Basis	Legal Final Maturity	Expected Ratings S / M

Offered Certificates:
A-1	204,497,000	Float	0.90	1 - 25	0	ACT/360	September 2036	AAA / Aaa
A-2	49,336,000	Float	2.51	25 - 36	0	ACT/360	September 2036	AAA / Aaa
A-3	12,151,000	Fixed	5.32	36 - 64	24	30/360	September 2036	AAA / Aaa
M-1	13,908,000	Fixed	5.23	58 - 64	24	30/360	September 2036	AA+ / Aa1
M-2	13,560,000	Fixed	4.67	50 - 64	24	30/360	September 2036	AA / Aa2
M-3	4,868,000	Fixed	4.39	48 - 64	24	30/360	September 2036	AA / Aa3
M-4	7,997,000	Float	4.26	45 - 64	0	ACT/360	September 2036	A+ / A1
M-5	5,563,000	Float	4.15	43 - 64	0	ACT/360	September 2036	A / A2
M-6	4,868,000	Fixed	4.08	42 - 64	24	30/360	September 2036	A / A3
M-7	3,825,000	Float	4.03	41 - 64	0	ACT/360	September 2036	A- / Baa1
M-8	2,434,000	Float	4.00	41 - 64	0	ACT/360	September 2036	BBB+ / Baa2
M-9	6,085,000	Float	3.96	39 - 64	0	ACT/360	September 2036	BBB / Baa3
M-10	5,389,000	Float	3.91	38 - 64	0	ACT/360	September 2036	BBB- / Ba1
Total	334,481,000

Pricing Speed
Fixed-Rate Mortgage Loans	35% CPR

Transaction Overview

Certificates:
The Class A-1, Class A-2 and Class A-3 Certificates (the “Senior Certificates” or “Class A Certificates”) and the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates (collectively, the “Mezzanine Certificates”). The Class A Certificates and the Mezzanine Certificates are referred to collectively in this free writing prospectus as the “Offered Certificates”. The pass-through rates on the Class A-1, Class A-2, Class M-4, Class M-5, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates (collectively, the “Floating Rate Certificates”) will be the lesser of (i) One-Month LIBOR plus their respective margins and (ii) the applicable Net WAC Pass-Through Rate. The pass-through rate on the Class A-3, Class M-1, Class M-2, Class M-3 and Class M-6 Certificates (collectively, the “Fixed Rate Certificates”) will be the lesser of (i) the applicable fixed rate and (ii) the applicable Net WAC Pass-Through Rate. The trust will also issue the Class CE-1 Certificates, the Class CE-2 Certificates, the Class P Certificates, and the Class R Certificates which are referred to herein as the “Non-offered Certificates”.

Transaction Overview

Collateral:
As of the Cut-off Date, the Mortgage Loans will consist of approximately 5,714 fixed-rate second lien, closed-end, mortgage loans. The aggregate outstanding principal balance of all of the Mortgage Loans is approximately $347,691,832 as of the Cut-off Date.

Senior Certificates or Class A Certificates:	Class A-1 Certificates, Class A-2 Certificates, and Class A-3 Certificates

Mezzanine Certificates:	Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates

Depositor:	ACE Securities Corp. (“ACE”)

Originators:	Originator	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance
	American Home Mortgage	244,466,908	70.31
	People’s Choice	37,404,967	10.76
	Other	65,819,956	18.93
	Total	347,691,832	100.00

Master Servicer and Securities Administrator:	Wells Fargo Bank, National Association

Servicer:	GMAC Mortgage Corporation (“GMAC”)

Trustee:	HSBC Bank USA, National Association

Custodians:	Wells Fargo Bank, National Association and Deutsche Bank National Trust Company

Credit Risk Manager:	Clayton Fixed Income Services Inc. (formerly known as The Murrayhill Company)

Underwriter:	Deutsche Bank Securities Inc.

Swap Provider:	TBD

Cut-off Date:	August 1, 2006

Expected Pricing:	Week of August 7, 2006

Expected Closing Date:	On or about August 29, 2006

Record Date:
For so long as the Floating Rate Certificates are held in book-entry form, the Record Date for the Floating Rate Certificates will be the business day immediately preceding the related Distribution Date, and the Record Date for the Fixed Rate Certificates and any Floating Rate Certificates held in definitive form will be the last business day of the month immediately preceding the month in which the related Distribution Date occurs.

Distribution Date:	25th day of each month (or the next business day if such day is not a business day) commencing in September 2006.

Determination Date:
With respect to any Distribution Date, the 15th day of the calendar month in which such Distribution Date occurs or, if such 15th day is not a business day, the business day immediately preceding such 15th day..

Due Period:
The Due Period with respect to any Distribution Date commences on the second day of the month immediately preceding the month in which such Distribution Date occurs and ends on the first day of the month in which such Distribution Date occurs.

Prepayment Period:
With respect to the first Distribution Date, the period beginning on the Cut-off Date and ending on the (15th) day of the month of such Distribution Date, and with respect to any Distribution Date thereafter, the period beginning on the sixteenth (16th) day of the month preceding the related Distribution Date and ending on the fifteenth (15th) day of the month in which such Distribution Date occurs.

Interest Accrual Period:
Interest will initially accrue on the Floating Rate Certificates from the Closing Date to (but excluding) the first Distribution Date, and thereafter, from the prior Distribution Date to (but excluding) the current Distribution Date on an actual/360 basis. The Floating Rate Certificates will initially settle flat (no accrued interest). Interest will accrue on the Fixed Rate Certificates for each Distribution Date during the period commencing on the first day of the month prior to the month in which the Distribution Date occurs and ending on the last day of the month immediately preceding the month in which such Distribution Date occurs on a 30/360 basis. The Fixed Rate Certificates will settle with accrued interest from the Cut-off Date to the Closing Date.

Interest Distribution Amount:
For the Offered Certificates of any class on any Distribution Date is equal to interest accrued during the related Interest Accrual Period on the Certificate Principal Balance of that class immediately prior to such Distribution Date at the then applicable pass-through rate for such class, and reduced (to an amount not less than zero), in the case of each such class, by the allocable share, if any, for such class of prepayment interest shortfalls to the extent not covered by Compensating Interest paid by the Master Servicer or the Servicer and shortfalls resulting from the application of the Servicemembers’ Civil Relief Act or similar state or local laws.

Senior Interest Distribution Amount:
For the Class A Certificates on any Distribution Date is an amount equal to the sum of the Interest Distribution Amount for such Distribution Date for each such class and the Interest Carry Forward Amount, if any, for such Distribution Date for each such class.

Administration Fee Rate:
The Master Servicer, the Servicer and the Credit Risk Manager will be paid monthly fees on the outstanding principal balance of the Mortgage Loans. These fees (“Administration Fee Rate”) initially aggregate to a weighted average cost of approximately 0.5310% per annum for the Mortgage Loans.

Compensating Interest:
The Servicer will be required to cover Prepayment Interest Shortfalls on prepayments in full on the Mortgage Loans up to the Servicing Fee payable to the Servicer. If the Servicer fails to make such payments, the Master Servicer will be required to do so in an amount not to exceed the compensation payable to the Master Servicer.

Prepayment Interest Shortfalls:	Interest shortfalls attributable to voluntary principal prepayments on the Mortgage Loans.

Expense Adjusted Mortgage Rate:
For any Mortgage Loan for any Distribution Date shall be a per annum rate equal to the applicable Mortgage Rate for such Mortgage Loan as of the first day of the month preceding the month in which such Distribution Date occurs minus the Administration Fee Rate.

Optional Termination:
On any Distribution Date on which the aggregate outstanding principal balance of the Mortgage Loans as of the related Determination Date is less than or equal to 10% of the aggregate outstanding principal balance of the Mortgage Loans as of the Cut-off Date, the Master Servicer may repurchase all of the Mortgage Loans and REO properties remaining in the trust, causing an early retirement of the Certificates, but is not required to do so. In the event that the Master Servicer fails to exercise such repurchase option on the first possible optional termination date, the Servicer may, subject to certain conditions set forth in the pooling and servicing agreement, exercise such repurchase option. In the event either the Master Servicer or the Servicer exercises this option, the portion of the purchase price allocable to the Certificates will be, to the extent of available funds, (i) 100% of the then outstanding Certificate Principal Balance of the Certificates, plus (ii) one month’s interest on the then outstanding Certificate Principal Balance of the Certificates at the then applicable pass-through rate for each such class, plus (iii) any previously accrued but unpaid interest thereon to which the holders of the Certificates are entitled, together with the amount of any Net WAC Rate Carryover Amounts.

Monthly Servicer Advances:
The Servicer will collect monthly payments of principal and interest on the Mortgage Loans and will be obligated to make advances of delinquent monthly principal and interest payments but only to the extent such amounts are deemed recoverable. If the Servicer fails to make any such advance, the Master Servicer will be required to do so subject to its determination of recoverability. The Servicer and the Master Servicer are entitled to be reimbursed for these advances, and therefore these advances are not a form of credit enhancement.

Credit Enhancement:	1) Excess Interest; 2) Overcollateralization (“OC”); and 3) Subordination.

Allocation of Losses:
Any Realized Losses on the Mortgage Loans will be allocated on any Distribution Date, first, to Net Monthly Excess Cashflow and Net Swap Payments made to the Swap Provider, if any, second, to the Class CE-1 Certificates (the Class CE-2 Certificate will not have a certificate principal balance and will not be allocated any losses), third, to the Class M-10 Certificates, fourth, to the Class M-9 Certificates, fifth, to the Class M-8 Certificates, sixth, to the Class M-7 Certificates, seventh, to the Class M-6 Certificates, eighth, to the Class M-5 Certificates, ninth, to the Class M-4 Certificates, tenth, to the Class M-3 Certificates, eleventh, to the Class M-2 Certificates, and twelfth, to the Class M-1 Certificates. There will be no allocation of Realized Losses to the Class A Certificates. Investors in the Class A Certificates should note, however, that although Realized Losses cannot be allocated to such Certificates, under certain loss scenarios there may not be enough principal and interest on the Mortgage Loans to distribute to the holders of the Class A Certificates all principal and interest amounts to which they are then entitled.

Once Realized Losses have been allocated to the Mezzanine Certificates, such amounts with respect to such Certificates will no longer accrue interest and such amounts will not be reinstated thereafter (except in the case of subsequent recoveries). However, the amount of any Realized Losses allocated to the Mezzanine Certificates may be distributed to such certificates on a subordinated basis on any Distribution Date from Net Monthly Excess Cashflow, to the extent available for such distribution or from any Net Swap Payments payable by the Swap Provider available for this purpose.

A "Realized Loss" for a Liquidated Mortgage Loan is equal to the principal balance of such Liquidated Mortgage Loan plus interest thereon from the date on which interest was last paid less any liquidation proceeds received on such Mortgage Loan and for a Charged Off Mortgage Loan is equal to the principal balance of such Charged Off Mortgage Loan plus interest thereon from the date on which interest was last paid.

A "Liquidated Mortgage Loan" is a Mortgage Loan that was liquidated and for which the Servicer has determined that it has received all amounts it expects to receive in connection with such liquidation, including payments under any related private mortgage insurance policy, hazard insurance policy or any condemnation proceeds and amounts received in connection with the final disposition of the related REO property.

A "Charged Off Mortgage Loan" is a defaulted Mortgage Loan that the Servicer is required to charge off once such Mortgage Loan becomes 180 days delinquent provided that such Mortgage Loan has not yet been liquidated and provided further, that the Servicer has determined, based on a broker's price opinion and other relevant considerations, that no significant net recovery is possible through foreclosure proceedings or other liquidation of the related mortgaged property or that the potential net recovery is anticipated to be an amount that is insufficient to warrant proceeding through foreclosure or other liquidation of the related mortgaged property.

Required Overcollateralization Amount:
Overcollateralization refers to the amount by which the aggregate principal balance of the Mortgage Loans exceeds the Certificate Principal Balance of the Certificates (other than the Class CE-1 Certificates). This excess (the “Overcollateralization Amount”) is intended to protect the certificateholders against shortfalls in payments on the Certificates. The Required Overcollateralization Amount for the Certificates, which will be fully established at issuance, is anticipated to be approximately 3.80% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date. On or after the Stepdown Date and provided that a trigger event is not in effect, the Required Overcollateralization Amount may be permitted to decrease to approximately 7.60% of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period, subject to a floor amount of approximately 0.50% of the aggregate outstanding principal balance of the Mortgage Loans as of the Cut-off Date. If, due to losses, the Overcollateralization Amount is reduced below the Required Overcollateralization Amount, excess spread, to the extent available will be paid to the Certificates then entitled to receive distributions in respect of principal in order to reduce the certificate principal balance of such Certificates to the extent necessary to reach the Required Overcollateralization Amount. In addition, Net Swap Payments paid by the Swap Provider may be used to restore or maintain the Required Overcollateralization Amount.

Overcollateralization Increase Amount:
An Overcollateralization Increase Amount for any Distribution Date is the amount of Net Monthly Excess Cashflow actually applied as an accelerated payment of principal to the extent the Required Overcollateralization Amount exceeds the current Overcollateralization Amount.

Overcollateralization Reduction Amount:
An Overcollateralization Reduction Amount for any Distribution Date is the amount by which the current Overcollateralization Amount exceeds the Required Overcollateralization Amount after taking into account all other distributions to be made on the Distribution Date limited to the distribution of principal on the Mortgage Loans.

Stepdown Date:
Is the earlier of (i) the first Distribution Date following the Distribution Date which the Certificate Principal Balances of the Class A Certificates are reduced to zero and (ii) the later to occur of (x) the Distribution Date occurring in September 2009 and (y) the first Distribution Date on which the Class A Credit Enhancement Percentage (calculated for this purpose only after taking into account distributions of principal on the Mortgage Loans, but prior to any distribution of principal to the holders of the Certificates) is equal to or greater than approximately 47.00%.

Credit Enhancement Percentage:
The Credit Enhancement Percentage for any class of certificates and any Distribution Date is the percentage obtained by dividing (x) the aggregate Certificate Principal Balance of the class or classes subordinate thereto (which includes the Overcollateralization Amount) by (y) the aggregate principal balance of the Mortgage Loans, calculated after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period and distribution of the Principal Distribution Amount to the holders of the Certificates then entitled to distributions of principal on the Distribution Date.

Class	(S/M)	Initial CE %	CE % On/After Step Down Date
A	AAA / Aaa	23.50%	47.00%
M-1	AA+ / Aa1	19.50%	39.00%
M-2	AA / Aa2	15.60%	31.20%
M-3	AA / Aa3	14.20%	28.40%
M-4	A+ / A1	11.90%	23.80%
M-5	A / A2	10.30%	20.60%
M-6	A / A3	8.90%	17.80%
M-7	A- / Baa1	7.80%	15.60%
M-8	BBB+ / Baa2	7.10%	14.20%
M-9	BBB / Baa3	5.35%	10.70%
M-10	BBB- / Ba1	3.80%	7.60%

Net Monthly Excess Cashflow:
For any Distribution Date is equal to the sum of (i) any Overcollateralization Reduction Amount and (ii) the excess of the Available Distribution Amount over the sum of (w) with respect to the Class A Certificates, the Senior Interest Distribution Amount for such Distribution Date, (x) with respect to the Mezzanine Certificates, the Interest Distribution Amount for such Distribution Date, (y) the amount of principal required to be distributed to the holders of the Certificates on such Distribution Date and (z) any Net Swap Payment or the Swap Termination Payment (not caused by a Swap Provider Trigger Event (as defined in the Swap Agreement)), owed to the Swap Provider.

Net WAC Pass-Through Rate:
The per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period with respect to the Floating Rate Certificates) equal to the product of (i) 12 and (ii) a fraction, expressed as a percentage, the numerator of which is the amount of interest which accrued on the Mortgage Loans during the related Due Period minus the fees payable to the Servicer, the Master Servicer and the Credit Risk Manager with respect to the Mortgage Loans for such Distribution Date and any Net Swap Payment or Swap Termination Payment made to the Swap Provider for such Distribution Date and the denominator of which is the aggregate principal balance of the Mortgage Loans as of the last day of the immediately preceding Due Period (or as of the Cut-off Date with respect to the first Distribution Date), after giving effect to principal prepayments received during the related Prepayment Period.

Net WAC Rate Carryover Amount:
If on any Distribution Date the Pass-Through Rate for any class of the Series 2006-SL4 Certificates is limited by the Net WAC Pass-Through Rate, such class will be entitled to the “Net WAC Rate Carryover Amount” which will be equal to the sum of (i) the excess of (a) the amount of interest that would have accrued on such class based on one-month LIBOR plus the related margin, in the case of a class of Floating Rate Certificates, or the related fixed rate, in the case of the Fixed Rate Certificates over (b) the amount of interest accrued on such class based on the Net WAC Pass-Through Rate and (ii) the unpaid portion of any related Net WAC Rate Carryover Amount from the prior Distribution Date together with interest accrued on such unpaid portion at a rate equal to one-month LIBOR plus the related margin, in the case of a class of Floating Rate Certificates, or the related fixed rate, in the case of the Fixed Rate Certificates for the most recently ended Interest Accrual Period. Any Net WAC Rate Carryover Amount will be paid on such Distribution Date or future Distribution Dates to the extent of funds available.

Swap Agreement:
On the Closing Date, the Trustee will enter into a Swap Agreement with the Swap Provider described in the prospectus supplement. The Swap Agreement will have an initial notional amount of $278,153,465. Beginning with the Distribution Date in September 2006, the Trust (through a supplemental interest trust) will be obligated to pay an amount equal to the product of (i) [5.54]% per annum, (ii) the Swap Notional Amount (as defined below) and (iii) a fraction, the numerator of which is 30 and the denominator of which is 360, and the Swap Provider will be obligated to pay to the supplemental interest trust, for the benefit of the holders of the Offered Certificates, an amount equal to the product of (i) one-month LIBOR, (ii) the Swap Notional Amount and (iii) a fraction, the numerator of which is the actual number of days elapsed during the related Interest Accrual Period and the denominator of which is 360, until the Swap Agreement is terminated. The “Swap Notional Amount” for each Distribution Date will be equal to the lesser of (a) the aggregate certificate principal balances of the Floating Rate Certificates on the day immediately preceding such Distribution Date, and (b) the scheduled swap notional amount set forth in the Swap Agreement for such Distribution Date. Only the net amount of the two obligations will be paid by the appropriate party (the “Net Swap Payment”). See the attached schedule.

A separate trust created under the pooling and servicing agreement (the “Supplemental Interest Trust”) will hold the Swap Agreement. The Swap Agreement and any payments made by the Swap Provider thereunder will be assets of the Supplemental Interest Trust but will not be assets of any REMIC.

Upon early termination of the Swap Agreement, the Securities Administrator on behalf of the Supplemental Interest Trust or the Swap Provider may be liable to make a termination payment (the ‘‘Swap Termination Payment’’) to the other party (regardless of which party caused the termination). The Swap Termination Payment will be computed in accordance with the procedures set forth in the Swap Agreement. In the event that the Securities Administrator, on behalf of the Supplemental Interest Trust, is required to make a Swap Termination Payment which is not payable as a result of the occurrence of a swap provider trigger event under the Swap Agreement, that payment will be paid on the related Distribution Date, and on any subsequent Distribution Dates until paid in full prior to distributions to Certificateholders.

Available Distribution Amount:
For any Distribution Date, net of the administration fees, an amount equal to (i) the aggregate amount of scheduled monthly payments on the Mortgage Loans due on the related Due Date and received on or prior to the related Determination Date; (ii) unscheduled payments in respect of the Mortgage Loans (including prepayments, insurance proceeds, liquidation proceeds, subsequent recoveries and proceeds from repurchases of and substitutions for the Mortgage Loans occurring during the Prepayment Period or proceeds from the repurchase of the Mortgage Loans due to the Optional Termination of the Trust); (iii) all P&I Advances with respect to the Mortgage Loans received for the Distribution Date; (iv) all Compensating Interest paid by the Servicer or the Master Servicer in respect of Prepayment Interest Shortfalls for the related Due Period; and (v) Net Swap Payments payable by the Swap Provider.

Class A Principal Distribution Amount:	Until the Stepdown Date, or if a Trigger Event is in effect, the Class A Certificates will receive the principal collected on the Mortgage Loans plus any excess interest and any net swap payment required to restore or maintain the Required Overcollateralization Amount until the aggregate Certificate Principal Balance of the Class A Certificates has been reduced to zero. On or after the Stepdown Date, if no Trigger Event is in effect, principal paid on the Class A Certificates will be an amount such that the Class A Certificates will maintain approximately a 47.00% Credit Enhancement Percentage (2x the Class A Target Credit Enhancement Percentage). Principal distributions to the Class A Certificates will be allocated sequentially to the Class A-1 Certificates, Class A-2 Certificates and Class A-3 Certificates, in that order, until the Certificate Principal Balance of each such class has been reduced to zero.

Class M Principal Distribution Amount:
The Mezzanine Certificates will generally not receive any principal payments until the Stepdown Date. On or after the Stepdown Date (if no Trigger Event is in effect), principal will be paid to the Mezzanine Certificates, first to the Class M-1 Certificates until it reaches approximately a 39.00% Credit Enhancement Percentage (2x the Class M-1 Target Credit Enhancement Percentage), second to the Class M-2 Certificates, until it reaches approximately a 31.20% Credit Enhancement Percentage (2x the Class M-2 Target Credit Enhancement Percentage), third to the Class M-3 Certificates until it reaches approximately a 28.40% Credit Enhancement Percentage (2x the Class M-3 Target Credit Enhancement Percentage), fourth to the Class M-4 Certificates until it reaches approximately a 23.80% Credit Enhancement Percentage (2x the Class M-4 Target Credit Enhancement Percentage), fifth to the Class M-5 Certificates until it reaches approximately a 20.60% Credit Enhancement Percentage (2x the Class M-5 Target Credit Enhancement Percentage), sixth to the Class M-6 Certificates, until it reaches approximately a 17.80% Credit Enhancement Percentage (2x the Class M-6 Target Credit Enhancement Percentage), seventh to the Class M-7 Certificates until it reaches approximately a 15.60% Credit Enhancement Percentage (2x the Class M-7 Target Credit Enhancement Percentage), eighth to the Class M-8 Certificates until it reaches approximately a 14.20% Credit Enhancement Percentage (2x the Class M-8 Target Credit Enhancement Percentage), ninth to the Class M-9 Certificates, until it reaches approximately a 10.70% Credit Enhancement Percentage (2x the Class M-9 Target Credit Enhancement Percentage, and tenth to the Class M-10 Certificates, until it reaches approximately a 7.60% Credit Enhancement Percentage (2x the Class M-10 Target Credit Enhancement Percentage

Coupon Step-up:	On the Distribution Date following the first possible optional termination date, the margin on the Certificates will increase to the following, subject to the applicable Net WAC Pass-Through Rate.

Class	After Optional Termination
A-1 Certificates and A-2 Certificates	2 x Margin
Fixed Rate Certificates	+ 0.50%
Floating Rate Mezzanine Certificates	The lesser of 1.5 x Margin and Margin plus 0.50%

Trigger Event:	If either the Delinquency Test or Cumulative Loss Test is violated.

Delinquency Test:
The determination on any Distribution Date that the percentage obtained by dividing (x) the principal amount of (1) Mortgage Loans delinquent 60 days or more, (2) Mortgage Loans in foreclosure, (3) REO Properties and (4) Mortgage Loans discharged due to bankruptcy by (y) the aggregate principal balance of the Mortgage Loans, in each case, as of the last day of the previous calendar month, exceeds 17.03% of the Senior Credit Enhancement Percentage.

Cumulative Loss Test:
The determination on any Distribution Date that the aggregate amount of Realized Losses incurred since the Cut-off Date through the last day of the related Due Period divided by the aggregate principal balance of the Mortgage Loans as of the Cut-off Date exceeds the applicable percentages set forth below with respect to such Distribution Date:

Distribution Date Occurring in	Percentage
September 2008 to August 2009	1.95%, plus 1/12th of 2.40% for each month thereafter
September 2009 to August 2010	4.35%, plus 1/12th of 1.65% for each month thereafter
September 2010 to August 2011	6.00%, plus 1/12th of 1.25% for each month thereafter
September 2011 to August 2012	7.25%, plus 1/12th of 0.75% for each month thereafter
September 2012 and thereafter	8.00%

Payment Priority:
I. On each Distribution Date, the Available Distribution Amount will be distributed as follows:
1.  To the Supplemental Interest Trust, to pay any Net Swap Payment or the Swap Termination Payment (not caused by a Swap Provider Trigger Event (as defined in the Swap Agreement)) owed to the Swap Provider.
2.  (A) To pay interest to the Class A Certificates, including any accrued unpaid interest from a prior Distribution Date; on a pro rata basis, based on the entitlement of each such class.
(B) to pay interest excluding any accrued unpaid interest from a prior Distribution Date to the Mezzanine Certificates, on a sequential basis.
3.  To pay principal to the Class A Certificates in accordance with the principal payment provisions described above under “Class A Principal Distribution Amount”.
4.  To pay principal to the Mezzanine Certificates in accordance with the principal payment provisions described above under “Class M Principal Distribution Amount”.
5.  From excess interest and any overcollateralization reduction amount, if any, to the Certificates then entitled to receive distributions in respect of principal in order to reduce the Certificate Principal Balance of the Certificates to the extent necessary to restore or maintain the Required Overcollateralization Amount.
6.  From excess interest and any overcollateralization reduction amount, if any, to pay the Interest Carry Forward Amounts on the Mezzanine Certificates, in the same priority as 2(B) above.
7.  From excess interest and any overcollateralization reduction amount, if any, to pay the allocated Realized Losses on the Mezzanine Certificates, in the same priority as 2(B) above.
8.  From excess interest and any overcollateralization reduction amount, if any, to pay the Net WAC Rate Carryover Amount on the Class A Certificates and the Mezzanine Certificates in the same order of priority as described in 2 above.
9.  From excess interest and any overcollateralization reduction amount, if any, to pay the Swap Termination Payment (caused by a Swap Provider Trigger Event) owed to the Swap Provider.
10.  To pay any remaining amount to the non-offered certificates identified in, and in accordance with the provisions of, the Pooling and Servicing Agreement.

II. Any Net Swap Payments on deposit to the Supplemental Interest Trust will be paid as follows:
1.  To the Supplemental Interest Trust, to pay any Net Swap Payment or the Swap Termination Payment (not caused by a Swap Provider Trigger Event (as defined in the Swap Agreement)) owed to the Swap Provider.
2.  To pay any unpaid interest on the Class A Certificates including any accrued unpaid interest from a prior Distribution Date, on a pro rata basis based on entitlement of such class, then to pay any unpaid interest including any accrued unpaid interest from prior Distribution Dates to the Mezzanine Certificates, sequentially.
3.  To pay any principal to the Offered Certificates in accordance with the principal payment provisions described above in an amount necessary to restore or maintain the Required Overcollateralization Amount.*
4.  To pay any allocated Realized Losses* remaining unpaid on the Mezzanine Certificates, sequentially.
5.  To pay the Net WAC Rate Carryover Amount on the Offered Certificates remaining unpaid in the same order of priority as described above.
6.  To pay the Swap Termination Payment (caused by a Swap Provider Trigger Event under the Swap Agreement) owed to the Swap Provider.
7.  To pay any remaining amount to the Class CE-1 Certificates.

* Notwithstanding the foregoing, the cumulative amount paid pursuant to clauses 3 and 4 shall at no time be permitted to exceed the cumulative amount of realized losses incurred on the Mortgage Loans from and after the Cut-Off Date

ERISA:
It is expected that the Offered Certificates may be purchased by, or with the assets of, employee benefit plans subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or plans or arrangements subject to section 4975 of the Internal Revenue Code (each, a “Plan”). Prior to the termination of the Supplemental Interest Trust, Plans or persons using assets of a Plan may purchase the Offered Certificates if the purchase and holding meets the requirements of an investor-based class exemption issued by the Department of Labor. Investors should consult with their counsel with respect to the consequences under ERISA and the Internal Revenue Code of a Plan’s acquisition and ownership of such certificates.

Taxation - REMIC:
One or more REMIC elections will be made for designated portions of the Trust (exclusive of certain shortfall payments or payments from the Supplemental Interest Trust or the obligation to make payments to the Supplemental Interest Trust pursuant to the Swap Agreement).

Form of Registration:	Book-entry form through DTC, Clearstream and Euroclear.

Minimum Denominations:	$25,000 and integral multiples of $1 in excess thereof.

Swap Schedule

Distribution Date	Notional Schedule ($)	Distribution Date	Notional Schedule ($)
9/25/2006	278,153,465	8/25/2010	50,261,709
10/25/2006	268,237,012	9/25/2010	48,458,997
11/25/2006	258,673,118	10/25/2010	46,720,663
12/25/2006	249,449,274	11/25/2010	45,044,414
1/25/2007	240,553,416	12/25/2010	43,428,040
2/25/2007	231,973,903	1/25/2011	41,869,410
3/25/2007	223,699,512	2/25/2011	40,366,467
4/25/2007	215,719,412	3/25/2011	38,917,228
5/25/2007	208,023,160	4/25/2011	37,519,781
6/25/2007	200,600,682	5/25/2011	36,172,282
7/25/2007	193,442,259	6/25/2011	34,872,599
8/25/2007	186,538,519	7/25/2011	33,619,349
9/25/2007	179,880,420	8/25/2011	32,410,906
10/25/2007	173,459,243	9/25/2011	31,245,688
11/25/2007	167,266,575	10/25/2011	30,122,153
12/25/2007	161,294,303	11/25/2011	29,038,815
1/25/2008	155,534,602	12/25/2011	27,994,243
2/25/2008	149,979,923	1/25/2012	0
3/25/2008	144,622,986
4/25/2008	139,456,767
5/25/2008	134,474,493
6/25/2008	129,669,630
7/25/2008	125,035,877
8/25/2008	120,567,155
9/25/2008	116,257,601
10/25/2008	112,101,560
11/25/2008	108,093,577
12/25/2008	104,228,392
1/25/2009	100,500,930
2/25/2009	96,906,296
3/25/2009	93,439,770
4/25/2009	90,096,798
5/25/2009	86,872,988
6/25/2009	83,764,104
7/25/2009	80,766,061
8/25/2009	77,874,917
9/25/2009	75,086,872
10/25/2009	72,398,259
11/25/2009	69,805,542
12/25/2009	67,305,311
1/25/2010	64,894,276
2/25/2010	62,569,264
3/25/2010	60,327,216
4/25/2010	58,165,180
5/25/2010	56,080,308
6/25/2010	54,069,855
7/25/2010	52,131,174

Sensitivity Table
To 10% Call

		0% CPR	20% CPR	35% CPR	45% CPR	55% CPR

A-1	Avg Life	13.16	1.75	0.90	0.66	0.50
	First Payment Date	Sep-06	Sep-06	Sep-06	Sep-06	Sep-06
	Last Payment Date	Jun-21	Jun-11	Sep-08	Feb-08	Oct-07

A-2	Avg Life	16.68	7.27	2.51	1.83	1.38
	First Payment Date	Jun-21	Jun-11	Sep-08	Feb-08	Oct-07
	Last Payment Date	May-29	Jul-16	Aug-09	Nov-08	Apr-08

A-3	Avg Life	22.74	9.91	5.32	2.32	1.74
	First Payment Date	May-29	Jul-16	Aug-09	Nov-08	Apr-08
	Last Payment Date	May-29	Jul-16	Dec-11	Jan-09	Jun-08

M-1	Avg Life	16.86	6.49	5.23	3.74	2.74
	First Payment Date	Jun-21	Sep-09	Jun-11	Jan-09	Jun-08
	Last Payment Date	May-29	Jul-16	Dec-11	Jun-10	Jul-09

M-2	Avg Life	16.86	6.49	4.67	3.81	2.90
	First Payment Date	Jun-21	Sep-09	Oct-10	Apr-10	Jun-09
	Last Payment Date	May-29	Jul-16	Dec-11	Jun-10	Jul-09

M-3	Avg Life	16.86	6.49	4.39	3.62	2.77
	First Payment Date	Jun-21	Sep-09	Aug-10	Feb-10	Apr-09
	Last Payment Date	May-29	Jul-16	Dec-11	Jun-10	Jul-09

M-4	Avg Life	16.86	6.49	4.26	3.43	2.63
	First Payment Date	Jun-21	Sep-09	May-10	Oct-09	Jan-09
	Last Payment Date	May-29	Jul-16	Dec-11	Jun-10	Jul-09

Sensitivity Table
To 10% Call (Continued)

		0% CPR	20% CPR	35% CPR	45% CPR	55% CPR

M-5	Avg Life	16.86	6.49	4.15	3.29	2.50
	First Payment Date	Jun-21	Sep-09	Mar-10	Sep-09	Dec-08
	Last Payment Date	May-29	Jul-16	Dec-11	Jun-10	Jul-09

M-6	Avg Life	16.86	6.49	4.08	3.20	2.44
	First Payment Date	Jun-21	Sep-09	Feb-10	Jul-09	Nov-08
	Last Payment Date	May-29	Jul-16	Dec-11	Jun-10	Jul-09

M-7	Avg Life	16.86	6.49	4.03	3.14	2.39
	First Payment Date	Jun-21	Sep-09	Jan-10	Jun-09	Oct-08
	Last Payment Date	May-29	Jul-16	Dec-11	Jun-10	Jul-09

M-8	Avg Life	16.86	6.49	4.00	3.10	2.36
	First Payment Date	Jun-21	Sep-09	Jan-10	Jun-09	Oct-08
	Last Payment Date	May-29	Jul-16	Dec-11	Jun-10	Jul-09

M-9	Avg Life	16.86	6.49	3.96	3.05	2.32
	First Payment Date	Jun-21	Sep-09	Nov-09	Apr-09	Sep-08
	Last Payment Date	May-29	Jul-16	Dec-11	Jun-10	Jul-09

M-10	Avg Life	16.86	6.49	3.91	3.00	2.28
	First Payment Date	Jun-21	Sep-09	Oct-09	Mar-09	Aug-08
	Last Payment Date	May-29	Jul-16	Dec-11	Jun-10	Jul-09

Sensitivity Table
To Maturity

		0% CPR	20% CPR	35% CPR	45% CPR	55% CPR

A-1	Avg Life	13.16	1.75	0.90	0.66	0.50
	First Payment Date	Sep-06	Sep-06	Sep-06	Sep-06	Sep-06
	Last Payment Date	Jun-21	Jun-11	Sep-08	Feb-08	Oct-07

A-2	Avg Life	16.89	7.38	2.51	1.83	1.38
	First Payment Date	Jun-21	Jun-11	Sep-08	Feb-08	Oct-07
	Last Payment Date	Jun-32	Apr-18	Aug-09	Nov-08	Apr-08

A-3	Avg Life	27.93	13.87	8.25	2.32	1.74
	First Payment Date	Jun-32	Apr-18	Aug-09	Nov-08	Apr-08
	Last Payment Date	Mar-36	Dec-21	Sep-18	Jan-09	Jun-08

M-1	Avg Life	17.65	7.07	5.81	5.87	4.26
	First Payment Date	Jun-21	Sep-09	Jun-11	Jan-09	Jun-08
	Last Payment Date	Nov-35	Jun-21	Dec-16	May-15	Mar-13

M-2	Avg Life	17.65	7.07	5.05	4.33	3.33
	First Payment Date	Jun-21	Sep-09	Oct-10	Apr-10	Jun-09
	Last Payment Date	Oct-35	Jun-21	Jul-16	Nov-13	Jan-12

M-3	Avg Life	17.65	7.07	4.76	3.90	2.97
	First Payment Date	Jun-21	Sep-09	Aug-10	Feb-10	Apr-09
	Last Payment Date	Aug-35	Jun-21	Jan-16	Jun-13	Oct-11

M-4	Avg Life	17.64	7.07	4.62	3.70	2.82
	First Payment Date	Jun-21	Sep-09	May-10	Oct-09	Jan-09
	Last Payment Date	Jul-35	Jun-21	Nov-15	May-13	Sep-11

Sensitivity Table
To Maturity (Continued)

		0% CPR	20% CPR	35% CPR	45% CPR	55% CPR

M-5	Avg Life	17.63	7.07	4.50	3.55	2.69
	First Payment Date	Jun-21	Sep-09	Mar-10	Sep-09	Dec-08
	Last Payment Date	May-35	Jun-21	Jun-15	Jan-13	Jun-11

M-6	Avg Life	17.62	7.07	4.41	3.44	2.62
	First Payment Date	Jun-21	Sep-09	Feb-10	Jul-09	Nov-08
	Last Payment Date	Feb-35	Jun-21	Feb-15	Oct-12	Apr-11

M-7	Avg Life	17.61	7.07	4.34	3.37	2.56
	First Payment Date	Jun-21	Sep-09	Jan-10	Jun-09	Oct-08
	Last Payment Date	Dec-34	Jun-21	Oct-14	Jul-12	Feb-11

M-8	Avg Life	17.60	7.04	4.30	3.32	2.52
	First Payment Date	Jun-21	Sep-09	Jan-10	Jun-09	Oct-08
	Last Payment Date	Sep-34	Mar-21	Jul-14	May-12	Dec-10

M-9	Avg Life	17.57	6.99	4.22	3.25	2.47
	First Payment Date	Jun-21	Sep-09	Nov-09	Apr-09	Sep-08
	Last Payment Date	Jul-34	Nov-20	Apr-14	Mar-12	Oct-10

M-10	Avg Life	17.47	6.87	4.11	3.15	2.38
	First Payment Date	Jun-21	Sep-09	Oct-09	Mar-09	Aug-08
	Last Payment Date	Oct-33	Sep-19	Aug-13	Sep-11	Jun-10

Effective Available Funds Schedule*			Effective Available Funds Schedule*
Period	Date	Net WAC Pass-Through Rate (%)	Period	Date	Net WAC Pass-Through Rate (%)
1	9/25/2006	23.179	46	6/25/2010	13.454
2	10/25/2006	21.870	47	7/25/2010	13.390
3	11/25/2006	21.681	48	8/25/2010	12.724
4	12/25/2006	21.861	49	9/25/2010	12.608
5	1/25/2007	21.563	50	10/25/2010	12.908
6	2/25/2007	21.450	51	11/25/2010	12.608
7	3/25/2007	21.956	52	12/25/2010	12.908
8	4/25/2007	21.212	53	1/25/2011	12.608
9	5/25/2007	21.283	54	2/25/2011	12.608
10	6/25/2007	20.956	55	3/25/2011	13.574
11	7/25/2007	21.021	56	4/25/2011	12.608
12	8/25/2007	20.681	57	5/25/2011	12.909
13	9/25/2007	20.536	58	6/25/2011	12.609
14	10/25/2007	20.590	59	7/25/2011	12.909
15	11/25/2007	20.229	60	8/25/2011	12.609
16	12/25/2007	20.276	61	9/25/2011	12.609
17	1/25/2008	19.898	62	10/25/2011	12.909
18	2/25/2008	19.724	63	11/25/2011	12.609
19	3/25/2008	19.989	64	12/25/2011	12.910
20	4/25/2008	19.355
21	5/25/2008	19.381
22	6/25/2008	18.959
23	7/25/2008	18.975
24	8/25/2008	18.533
25	9/25/2008	18.307
26	10/25/2008	18.307
27	11/25/2008	17.831
28	12/25/2008	17.820
29	1/25/2009	17.319
30	2/25/2009	17.049
31	3/25/2009	17.570
32	4/25/2009	16.478
33	5/25/2009	16.433
34	6/25/2009	15.863
35	7/25/2009	15.803
36	8/25/2009	15.202
37	9/25/2009	14.853
38	10/25/2009	15.304
39	11/25/2009	15.218
40	12/25/2009	15.183
41	1/25/2010	14.592
42	2/25/2010	14.261				* CPR: 35%
43	3/25/2010	15.004				* Effective AFC is ACT/360 day count
44	4/25/2010	14.132				* 1 Month Libor: 20%
45	5/25/2010	14.085				* Includes Net Swap Payments received from the Swap Provider

Excess Spread*
(Assumes Pricing Prepayment Speed, Excludes Basis Risk Shortfalls)

Period	Excess Spread in bp (Static LIBOR)	1 Month Forward LIBOR (%)	Excess Spread in bp (Forward LIBOR)	Period	Excess Spread in bp (Static LIBOR)	1 Month Forward LIBOR (%)	Excess Spread in bp (Forward LIBOR)
1	529	5.3700	529	45	445	5.2432	445
2	467	5.4291	467	46	444	5.2427	444
3	466	5.4665	466	47	444	5.2422	444
4	467	5.4531	467	48	443	5.2470	443
5	466	5.4336	466	49	443	5.3382	443
6	466	5.4654	466	50	444	5.3406	444
7	468	5.3713	468	51	443	5.3420	443
8	466	5.3779	466	52	444	5.3432	444
9	467	5.3338	467	53	444	5.3451	444
10	466	5.3022	466	54	444	5.3466	444
11	467	5.2735	467	55	446	5.3466	446
12	466	5.2385	466	56	444	5.3493	444
13	466	5.2367	466	57	445	5.3496	445
14	467	5.2155	467	58	444	5.3509	444
15	466	5.1954	466	59	445	5.3517	445
16	467	5.1725	467	60	445	5.3531	445
17	466	5.1546	466	61	445	5.3763	445
18	466	5.1343	466	62	446	5.3761	446
19	468	5.1133	468	63	445	5.3786	445
20	466	5.0952	466	64	446	5.3784	446
21	467	5.0753	467
22	466	5.0549	466
23	468	5.0365	468
24	466	5.0177	466
25	466	5.1896	466
26	468	5.1842	468
27	467	5.1794	467
28	469	5.1737	469
29	468	5.1694	468
30	468	5.1630	468
31	472	5.1571	472
32	469	5.1538	469
33	471	5.1467	471
34	470	5.1420	470
35	472	5.1363	472
36	471	5.1312	471
37	471	5.2468	471
38	452	5.2475	452
39	429	5.2466	429
40	436	5.2460	436
41	440	5.2463	440
42	443	5.2455	443
43	447	5.2438	447
44	445	5.2451	445

*Includes Net Swap Payments
*Excess Spread is on a 30/360 day count.

Breakeven CDR Table for the Subordinated Certificates
The assumptions for the breakeven CDR table below are as follows:
- Pricing speed prepayment assumption
- 10% cleanup call is exercised
- Forward Curves
- 100% Severity
- Interest & Principal advancing
- 3 month recovery lag
- Breakevens are shown at the loss before the referenced Class first incurs a writedown

Class	CDR Break-Even (%)	Cumulative Loss (%)
M-1	15.86	25.40
M-2	13.03	21.80
M-3	12.07	20.50
M-4	10.60	18.36
M-5	9.59	16.88
M-6	8.72	15.56
M-7	8.05	14.55
M-8	7.64	13.86
M-9	6.64	12.24
M-10	5.85	10.93

DESCRIPTION OF THE TOTAL COLLATERAL

SUMMARY - AGGREGATE POOL
Number of Mortgage Loans:	5,714	Occupancy Status:
Aggregate Principal Balance:	$347,691,832	Primary:	81.33%
Conforming Balance:	$324,897,016	Investment:	13.61%
Average Principal Balance:	$60,849	Second Home:	5.06%
Range:	$5,331 - $499,519	Documentation Status:
W.A. Coupon:	10.833%	Full:	26.41%
Range:	5.750% - 18.125%	Stated:	65.79%
W.A. Remaining Term (Months):	209	Limited:	0.47%
Range (Months):	117 - 360	No Ratio:	2.41%
W.A. Seasoning (Months):	2	No Documentation:	4.92%
Latest Maturity Date:	August 1, 2036	Second Liens:	100.00%
State Concentration (Top 5):		Fixed Rate:	100.00%
California:	19.62%	Non-Zero W.A. Prepayment Penalty (Months):	25
Florida:	12.60%	Loans with Prepay Penalties:	12.76%
Arizona:	6.10%	Interest Only Loans:	3.96%
Illinois:	5.99%	Weighted Average Interest Only Term (Months):	114
Virginia:	5.45%	Non-Zero W.A. FICO Score:	706
W.A. Original Combined LTV:	95.62%	Property Type:
Range:	21.00% - 100.00%	Single Family:	57.35%
Non-Balloon Loans:	19.96%	PUD:	24.17%
Originators:		2-4 Family:	9.46%
American Home Mortgage:	70.31%	Condo:	8.86%
People’s Choice:	10.76%	Townhouse:	0.15%
Other:	18.93%	Row House:	0.02%

DESCRIPTION OF THE TOTAL COLLATERAL

Originator
Originator	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
American Home Mortgage	3,753	244,466,908	70.31	10.600	713	95.18
People’s Choice	588	37,404,967	10.76	11.406	664	99.60
Other	1,373	65,819,956	18.93	11.374	703	95.00
Total:	5,714	347,691,832	100.00	10.833	706	95.62

Product Type
Product Type	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
Fixed - 10 Year	11	582,536	0.17	10.138	701	87.70
Fixed - 15 Year	124	4,552,878	1.31	9.625	707	89.37
Fixed - 15 Year IO	20	750,546	0.22	10.689	714	96.22
Fixed - 20 Year	79	3,680,349	1.06	9.705	714	92.26
Fixed - 30 Year	789	47,419,279	13.64	11.707	671	99.26
Fixed - 30 Year IO	249	12,417,947	3.57	10.765	725	94.54
Balloon - 15/30	4,431	277,458,455	79.80	10.725	711	95.21
Balloon - 15/30 IO	6	585,160	0.17	10.260	726	95.44
Balloon - 20/30	5	244,682	0.07	10.509	749	99.47
Total:	5,714	347,691,832	100.00	10.833	706	95.62

Principal Balance at Origination
Principal Balance at Origination	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
0.01 - 50,000.00	3,009	93,041,538	26.76	10.691	706	94.87
50,000.01 - 100,000.00	1,944	137,602,226	39.58	10.720	703	96.40
100,000.01 - 150,000.00	472	57,279,299	16.47	11.056	706	96.50
150,000.01 - 200,000.00	201	36,159,283	10.40	11.443	710	94.76
200,000.01 - 250,000.00	37	8,601,387	2.47	10.566	713	95.04
250,000.01 - 300,000.00	34	9,335,447	2.68	10.941	719	96.23
300,000.01 - 350,000.00	8	2,589,051	0.74	10.001	708	84.45
350,000.01 - 400,000.00	7	2,514,282	0.72	9.992	716	88.77
400,000.01 - 450,000.00	1	69,799	0.02	9.625	750	62.00
450,000.01 - 500,000.00	1	499,519	0.14	9.625	681	79.00
Total:	5,714	347,691,832	100.00	10.833	706	95.62

DESCRIPTION OF THE TOTAL COLLATERAL

Remaining Principal Balance
Remaining Principal Balance ($)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
0.01 - 50,000.00	3,013	93,171,039	26.80	10.690	706	94.87
50,000.01 - 100,000.00	1,944	137,707,071	39.61	10.721	703	96.38
100,000.01 - 150,000.00	471	57,291,489	16.48	11.057	706	96.53
150,000.01 - 200,000.00	201	36,193,362	10.41	11.432	709	94.69
200,000.01 - 250,000.00	38	8,851,310	2.55	10.596	714	95.18
250,000.01 - 300,000.00	32	9,045,787	2.60	10.928	718	96.11
300,000.01 - 350,000.00	8	2,589,051	0.74	10.001	708	84.45
350,000.01 - 400,000.00	6	2,343,203	0.67	10.065	717	89.12
450,000.01 - 500,000.00	1	499,519	0.14	9.625	681	79.00
Total:	5,714	347,691,832	100.00	10.833	706	95.62

Remaining Term
Months Remaining	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
61 - 120	11	582,536	0.17	10.138	701	87.70
121 - 180	4,581	283,347,039	81.49	10.706	711	95.12
181 - 240	84	3,925,032	1.13	9.755	716	92.71
301 - 360	1,038	59,837,226	17.21	11.511	682	98.28
Total:	5,714	347,691,832	100.00	10.833	706	95.62

Interest Only Term
IO Term (months)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
0	5,439	333,938,179	96.04	10.837	705	95.66
60	26	1,335,706	0.38	10.501	719	95.87
120	249	12,417,947	3.57	10.765	725	94.54
Total:	5,714	347,691,832	100.00	10.833	706	95.62

DESCRIPTION OF THE TOTAL COLLATERAL

Mortgage Rate
Mortgage Rate (%)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
5.500 - 5.999	3	187,588	0.05	5.783	730	85.49
6.000 - 6.499	11	648,530	0.19	6.230	759	94.38
6.500 - 6.999	100	4,923,325	1.42	6.746	745	89.84
7.000 - 7.499	202	9,219,519	2.65	7.200	735	91.16
7.500 - 7.999	330	17,376,725	5.00	7.694	728	92.32
8.000 - 8.499	233	13,687,396	3.94	8.189	718	93.77
8.500 - 8.999	229	13,644,626	3.92	8.716	716	93.67
9.000 - 9.499	267	15,137,501	4.35	9.201	716	92.74
9.500 - 9.999	613	37,373,774	10.75	9.710	715	95.29
10.000 - 10.499	546	36,207,232	10.41	10.185	711	95.85
10.500 - 10.999	514	36,482,286	10.49	10.666	709	96.40
11.000 - 11.499	432	28,643,362	8.24	11.202	703	97.32
11.500 - 11.999	433	29,013,190	8.34	11.697	693	96.23
12.000 - 12.499	483	27,146,567	7.81	12.171	682	96.94
12.500 - 12.999	459	27,783,926	7.99	12.684	693	96.73
13.000 - 13.499	318	17,752,190	5.11	13.210	702	97.33
13.500 - 13.999	257	15,721,956	4.52	13.661	691	97.40
14.000 - 14.499	135	7,291,417	2.10	14.186	689	97.28
14.500 - 14.999	93	5,973,470	1.72	14.600	697	96.00
15.000 - 15.499	31	1,997,607	0.57	15.182	684	94.78
15.500 - 15.999	14	921,119	0.26	15.683	691	94.93
16.000 - 16.499	7	253,521	0.07	16.108	676	93.20
16.500 - 16.999	2	230,221	0.07	16.565	686	92.62
17.500 - 17.999	1	34,792	0.01	17.500	620	94.99
18.000 - 18.499	1	39,992	0.01	18.125	657	100.00
Total:	5,714	347,691,832	100.00	10.833	706	95.62

DESCRIPTION OF THE TOTAL COLLATERAL

Original Combined Loan-to-Value Ratio
Original Combined Loan-to-Value Ratio (%)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
Less than or equal to 50.00	12	782,577	0.23	8.338	706	40.77
50.01 - 55.00	11	651,055	0.19	9.097	695	53.14
55.01 - 60.00	7	380,020	0.11	9.601	700	58.04
60.01 - 65.00	17	1,383,164	0.40	8.608	722	63.44
65.01 - 70.00	20	2,320,260	0.67	8.685	704	68.32
70.01 - 75.00	37	2,290,382	0.66	9.739	702	73.36
75.01 - 80.00	108	8,509,672	2.45	9.388	698	79.02
80.01 - 85.00	138	8,169,172	2.35	10.277	700	84.27
85.01 - 90.00	1,239	57,067,660	16.41	10.619	713	89.67
90.01 - 95.00	1,133	63,438,199	18.25	10.860	713	94.78
95.01 - 100.00	2,992	202,699,671	58.30	11.037	702	99.92
Total:	5,714	347,691,832	100.00	10.833	706	95.62

FICO Score at Origination
FICO Score at Origination	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
575 - 599	74	3,391,103	0.98	12.259	590	99.90
600 - 624	140	7,527,077	2.16	12.091	615	98.35
625 - 649	401	22,828,487	6.57	12.052	639	95.96
650 - 674	820	47,175,214	13.57	11.900	664	95.03
675 - 699	1,279	84,542,135	24.32	10.649	687	95.51
700 - 724	1,061	68,082,035	19.58	10.489	711	95.75
725 - 749	869	54,214,257	15.59	10.444	737	95.65
750 - 774	598	33,792,857	9.72	10.422	762	95.86
775 - 799	377	20,860,684	6.00	10.190	786	95.26
800 - 824	95	5,277,983	1.52	9.856	806	92.57
Total:	5,714	347,691,832	100.00	10.833	706	95.62

DESCRIPTION OF THE TOTAL COLLATERAL

Geographic Distribution*
Location	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
California	717	68,200,849	19.62	10.635	702	94.86
Florida	709	43,819,641	12.60	11.666	698	96.34
Arizona	344	21,224,134	6.10	10.994	712	96.03
Illinois	357	20,820,113	5.99	10.715	703	96.44
Virginia	257	18,941,403	5.45	10.394	710	94.93
New York	173	16,688,799	4.80	11.218	710	95.15
Maryland	235	15,848,038	4.56	10.708	699	96.04
Colorado	225	11,824,304	3.40	10.324	713	96.40
Nevada	145	10,837,985	3.12	10.864	708	95.42
Washington	163	9,664,054	2.78	10.441	710	95.94
Texas	311	9,658,534	2.78	10.797	716	95.58
North Carolina	231	8,964,737	2.58	10.659	703	96.27
Oregon	152	8,863,579	2.55	10.478	718	93.95
New Jersey	109	8,796,485	2.53	11.308	708	94.86
Georgia	191	8,342,504	2.40	11.146	701	97.29
Massachusetts	112	7,325,054	2.11	10.647	710	95.32
Michigan	188	6,379,991	1.83	10.989	682	97.19
Connecticut	73	4,902,335	1.41	11.308	701	95.27
Utah	61	4,720,053	1.36	11.052	724	95.83
Pennsylvania	108	4,449,722	1.28	10.047	714	95.56
Minnesota	73	3,801,313	1.09	10.206	706	94.06
Ohio	106	3,447,438	0.99	9.936	718	95.82
South Carolina	93	3,333,091	0.96	10.085	719	95.77
Rhode Island	43	2,801,852	0.81	11.390	696	95.95
Indiana	74	2,580,922	0.74	10.468	713	95.98
Hawaii	27	2,421,171	0.70	10.704	690	95.42
Idaho	49	1,954,118	0.56	11.100	712	94.09
Tennessee	47	1,934,060	0.56	9.924	714	97.07
New Hampshire	29	1,901,210	0.55	10.972	728	92.88
Delaware	29	1,794,400	0.52	10.049	716	97.04
Louisiana	33	1,364,886	0.39	10.405	704	94.22
District of Columbia	16	1,209,037	0.35	11.318	711	96.83
New Mexico	22	1,023,287	0.29	11.643	689	94.52
Wisconsin	23	850,947	0.24	11.229	701	95.30
Missouri	28	792,345	0.23	10.955	702	93.88
West Virginia	11	748,331	0.22	10.694	702	98.41
Oklahoma	25	707,093	0.20	9.966	715	96.14

*Geographic Distribution continued on the next page

DESCRIPTION OF THE TOTAL COLLATERAL

Geographic Distribution (continued)
Location	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
Maine	12	598,918	0.17	10.398	719	98.46
Iowa	16	524,998	0.15	9.160	718	93.53
Mississippi	13	513,269	0.15	12.026	683	98.18
Kentucky	13	484,422	0.14	10.594	741	96.02
Montana	12	475,449	0.14	11.204	715	97.31
Kansas	14	444,219	0.13	9.810	721	94.21
Alabama	11	388,610	0.11	10.220	723	96.80
Arkansas	12	359,776	0.10	9.091	721	93.47
Vermont	6	339,635	0.10	10.511	745	98.15
Wyoming	7	325,133	0.09	9.116	712	97.45
Nebraska	4	147,245	0.04	11.599	702	94.33
Alaska	3	98,273	0.03	10.592	706	85.22
South Dakota	2	54,071	0.02	9.875	743	95.00
Total:	5,714	347,691,832	100.00	10.833	706	95.62

DESCRIPTION OF THE TOTAL COLLATERAL

Occupancy Status
Occupancy Status	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
Primary	4,237	282,764,996	81.33	10.441	703	96.10
Investment	1,181	47,329,775	13.61	12.694	718	92.70
Second Home	296	17,597,060	5.06	12.122	723	95.90
Total:	5,714	347,691,832	100.00	10.833	706	95.62

Documentation Type
Program	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
Stated Documentation	3,455	228,739,152	65.79	11.257	706	95.76
Full Documentation	1,836	91,820,082	26.41	9.204	703	95.12
No Documentation	267	17,102,205	4.92	12.991	732	95.42
No Ratio	136	8,393,565	2.41	12.605	690	97.20
Limited Documentation	20	1,636,827	0.47	11.224	664	99.30
Total:	5,714	347,691,832	100.00	10.833	706	95.62

Loan Purpose
Purpose	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
Purchase	4,374	260,647,975	74.97	11.001	710	97.31
Refinance - Cashout	1,204	81,525,162	23.45	10.339	694	90.53
Refinance - Rate Term	136	5,518,695	1.59	10.186	709	91.28
Total:	5,714	347,691,832	100.00	10.833	706	95.62

Property Type
Property Type	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
Single Family Residence	3,303	199,397,094	57.35	10.639	704	95.50
PUD	1,298	84,025,411	24.17	10.592	709	95.88
2-4 Family	508	32,886,354	9.46	12.267	708	94.71
Condo	596	30,806,604	8.86	11.189	710	96.63
Townhouse	7	520,258	0.15	12.279	659	99.99
Rowhouse	2	56,111	0.02	11.063	611	99.98
Total:	5,714	347,691,832	100.00	10.833	706	95.62

Original Prepayment Charge Term
Prepayment Penalty Term (months)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
0	4,990	303,337,625	87.24	10.749	710	95.17
12	86	5,781,998	1.66	11.430	693	98.11
24	481	29,904,806	8.60	11.407	669	99.28
30	1	26,394	0.01	13.125	710	100.00
36	156	8,641,008	2.49	11.397	686	97.32
Total:	5,714	347,691,832	100.00	10.833	706	95.62

FOR ADDITIONAL INFORMATION PLEASE CALL:

Deutsche Bank Securities

Whole Loan Trading
Michael Commaroto	212-250-3114
Paul Mangione	212-250-5786
Gary Huang	212-250-7943

ABS Banking
Sue Valenti	212-250-3455
Rika Yano	212-250-6997

ABS Structuring
Bill Yeung	212-250-6893
Chris Sudol	212-250-0507

ABS Collateral
Steve Lumer	212-250-0115
Justice Asante	212-250-8595